                                                                   EXHIBIT 99.2

                  QUEST MEDICAL, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1994
                                  (UNAUDITED)


                                               QUEST                 NEUROMED,            PRO FORMA               PRO FORMA
                                            MEDICAL, INC.               INC.             ADJUSTMENTS              COMBINED
                                            --------------------------------------------------------------------------------
ASSETS
Current Assets:
     Cash and cash equivalents              $     87,963             $1,834,399         $    656,586  (1)        $    87,963
                                                                                            (853,115) (2)
                                                                                            (784,539) (2)
                                                                                            (372,540) (2)
                                                                                            (480,791) (2)
                                                                                          15,200,000  (3)
                                                                                         (15,200,000) (4)

     Marketable securities                     5,174,470                     --                   --               5,174,470
     Receivables:
        Trade accounts, net                    1,671,684              1,383,178                   --               3,054,862
        Other                                    172,969                     --                   --                 172,969
                                             -------------------------------------------------------------------------------
             Total receivables                 1,844,653              1,383,178                   --               3,227,831
                                             -------------------------------------------------------------------------------
     Inventories                               3,987,452              1,488,418                   --               5,475,870
     Loan receivable, shareholder                     --                656,586             (656,586) (1)                 --
     Deferred income taxes                            --                506,493             (506,493) (5)
     Prepaids and other assets                   484,406                108,422              (56,900) (5)            535,928
                                             -------------------------------------------------------------------------------
             Total current assets             11,578,944              5,977,496           (3,054,378)             14,502,062
                                             -------------------------------------------------------------------------------
Net property, plant and equipment              9,632,418                244,283             (139,761) (5)          9,736,940

Intangible assets related to Neuromed, Inc.
   acquisition                                        --                     --           19,855,154 (5)          19,855,154
Purchased technology from acquisitions, net      534,993                     --                   --                 534,993
Cost in excess of net assets acquired, net       913,656                     --                   --                 913,656
Patents and patent applications, net           1,517,434                     --                   --               1,517,434
Other assets, at cost, net                        57,464                  7,467              461,933 (5)             526,864
                                             -------------------------------------------------------------------------------
                                             $24,234,909             $6,229,246         $ 17,122,948             $47,587,103
                                             ===============================================================================

                     QUEST MEDICAL, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 1994
                                  (UNAUDITED)


                                                                   QUEST             NEUROMED,       PRO FORMA            PRO FORMA
                                                                MEDICAL, INC.          INC.         ADJUSTMENTS           COMBINED
                                                               --------------       ----------     ------------          ----------
Liabilities and stockholders' equity
Current liabilities:
     Short-term obligations                                     $ 2,650,000       $       --     $ (2,650,000) (6)    $        --
     Current portion of long-term debt                              109,241            1,634        1,950,000  (3)      2,060,875
     Accounts payable and accrued
      expenses                                                    1,408,998        1,106,581         (372,540) (2)      3,101,227
                                                                                                      958,188  (5)
     Accrued royalty expense                                             --          853,115         (853,115) (2)             --
     Income tax payable                                                  --          784,539         (784,539) (2)             --
                                                                -----------------------------------------------------------------
        Total current liabilities                                 4,168,239        2,745,869       (1,752,006)          5,162,102
                                                                -----------------------------------------------------------------
Long-term debt, excluding current portion                         4,123,853               --        2,650,000  (6)     20,023,853
                                                                                                   13,250,000  (3)
Deferred income taxes                                                11,837           32,979          (32,979) (5)         11,837

Stockholders' equity
     Common stock, voting                                           399,125           23,277          (23,277) (5)        399,125
     Common stock, non-voting                                            --              948             (948) (5)             --
     Additional paid-in capital                                  19,514,171           48,337          (48,337) (6)     24,168,336
                                                                                                    4,654,165  (4)
     Retained earnings                                            2,794,118        3,397,836       (3,397,836) (5)      2,794,118
     Unrealized loss on marketable securities                      (917,634)              --               --            (917,634)
     Less cost of common shares in treasury                      (5,858,600)         (20,000)          20,000  (5)     (4,054,634)
                                                                                                    1,804,166  (4)
                                                                -----------------------------------------------------------------
        Total stockholders' equity                               15,930,980        3,450,398        3,007,933          22,389,311
                                                                -----------------------------------------------------------------
                                                                $24,234,909       $6,229,246     $ 17,122,948         $47,587,103
                                                                =================================================================

                     QUEST MEDICAL, INC.  AND  SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                      QUEST           NEURORNED,         PRO FORMA                  PRO FORMA
                                                  MEDICAL, INC.          INC.           ADJUSTMENTS                 COMBINED
                                                  ----------------------------------------------------------------------------
Net revenue                                       $13,999,165         $8,044,353       $        --                 $22,043,518
Cost of revenue                                     7,617,932          1,932,763           145,603   (7)             9,639,598
                                                                                           (29,400)  (8)
                                                                                           (27,300)  (9)
                                                  ------------------------------------------------                 -----------
           Gross Profit                             6,381,233          6,111,590           (88,903)                 12,403,920
                                                  ------------------------------------------------                 -----------
Operating Expenses:
     General and administrative                     3,063,296          1,448,256           992,758  (10)             5,348,978
                                                                                           184,000  (11)
                                                                                            45,000  (12)
                                                                                          (112,032) (13)
                                                                                           (51,500) (14)
                                                                                          (220,800)  (9)
     Marketing                                      1,913,793          1,968,342          (824,290) (15)             3,002,845
                                                                                           (55,000)  (9)
     Research and development                       3,542,193          1,713,316          (184,800)  (9)             4,402,658
                                                                                          (668,051) (14)
                                                  ------------------------------------------------                 -----------
                                                    8,519,282          5,129,914          (894,715)                 12,754,481
                                                  ------------------------------------------------                 -----------
           (Loss) earnings from operations         (2,138,049)           981,676           805,812                    (350,561)
                                                  ------------------------------------------------                 -----------
Other income (expense):
     Gain on sale of marketable securities            464,113                 --                --                     464,113
     Interest expense                                (569,428)                --        (1,351,386) (16)
                                                                                           (92,387) (17)            (2,013,201)
     Interest income and other                        524,171            (17,889)               --                     506,282
                                                  ------------------------------------------------                 -----------
                                                      418,856            (17,889)       (1,443,773)                 (1,042,806)
                                                  ------------------------------------------------                 -----------
           (Loss) earnings before income taxes
            and cumulative effect of change in
            accounting principle                   (1,719,193)           963,787          (637,961)                 (1,393,367)

Income taxes                                               --            383,765          (383,765) (18)                    --
                                                  ------------------------------------------------                 -----------
           (Loss) earnings before cumulative
            effect of change in accounting
            principle                             $(1,719,193)        $  580,022       $  (254,196)                $(1,393,367)
                                                  ================================================                 ===========
Loss before cumulative effect of change in
accounting principle per common and common
equivalent share:
     Primary                                      $     (0.33)                                                     $     (0.23)
                                                  ===========                                                      ===========
     Fully diluted                                $     (0.33)                                                     $     (0.23)
                                                  ===========                                                      ===========
Weighted average common and common
 equivalent shares outstanding                      5,256,683                              833,333                   6,090,016
                                                  ===========                          ===========                 ===========


                     QUEST MEDICAL,INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED MARCH 31, 1995
                                 (UNAUDITED)


                                                  QUEST                    NEUROMED,             PRO FORMA             PRO FORMA
                                               MEDICAL, INC.                  INC.              ADJUSTMENTS             COMBINED
                                               ------------------------------------------------------------            ----------
Net revenue                                    $4,071,640                 $2,658,299             $       --            $6,729,939
Cost of revenue                                 2,027,352                    637,303                 48,115   (7)       2,705,420
                                                                                                     (7,350)  (8)
                                               ------------------------------------------------------------            ----------
           Gross Profit                         2,044,288                  2,020,996                (40,765)            4,024,519
                                               ------------------------------------------------------------            ----------
Operating Expenses:
      General and administrative                  766,858                    434,957                248,189  (10)       1,284,204
                                                                                                     46,000  (11)
                                                                                                     15,000  (12)
                                                                                                   (226,800)  (9)
      Marketing                                   528,637                    618,643               (265,345) (15)         858,425
                                                                                                    (23,510)  (9)
      Research and development                  1,085,737                    296,182                (61,447) (14)       1,320,472
                                               ------------------------------------------------------------            ----------
                                                2,381,232                  1,349,782               (267,913)            3,463,101
                                               ------------------------------------------------------------            ----------
           (Loss) earnings from operations      (336,944)                    671,214                227,148               561,418
                                               ------------------------------------------------------------            ----------
Other income (expense):
      Gain on sale of marketable securities         6,302                         --                     --                 6,302
      Interest expense                           (157,266)                    (7,500)              (357,198) (16)        (545,061)
                                                                                                    (23,097) (17)
      Interest income and other                   123,310                     47,387                     --                170,697
                                               ------------------------------------------------------------            ----------
                                                 (27,654)                     39,887               (380,295)             (368,062)
                                               ------------------------------------------------------------            ----------
            (Loss) earnings before income
             taxes                              (364,598)                    711,101               (153,147)              193,356
Income taxes                                           --                    283,018               (244,347) (18)          38,671
                                               ------------------------------------------------------------            ----------
            Net (loss) earnings                $ (364,598)                $  428,083             $   91,200            $  154,685
                                               ============================================================            ==========
Net (loss) earnings per common and common
  equivalent share:
      Primary                                  $    (0.07)                                                             $     0.02
                                               ==========                                                              ==========
      Fully diluted                            $    (0.07)                                                             $     0.02
                                               ==========                                                              ==========
Weighted average common and common
  equivalent shares outstanding                 5,302,463                                         1,364,216             6,666,679
                                               ==========                                        ==========            ==========

                              QUEST MEDICAL, INC.

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE A.  BASIS OF PRESENTATION

On March 31, 1995, pursuant to the terms of an Agreement for the Purchase and Sale of all of the Issued Capital Stock of Neuromed, Inc. between Quest Medical, Inc. ("the Company') and Mr. William Borkan dated February 10, 1995, the Company acquired all of the issued and outstanding stock of Neuromed, Inc. ("Neuromed"), In consideration for its purchase of the Neuromed capital stock, the Company paid $15,200,000 in cash and 833,333 shares of Quest common stock valued at $6,458,331. The Company may also be required to pay contingent consideration of up to $6 million over the next two years payable in January 1996 and January 1997, depending on sales of Neuromed's products reaching certain established objectives. The contingent considerations may be paid in a combination of cash and additional shares of Quest Common stock. In addition, the Company incurred $958,188 of acquisition-related expenses (including debt issuance cost). In connection with the acquisition of Neuromed, the Company entered into the First Amended and Restated Credit Agreement dated March 31, 1995 with NationsBank of Texas, N.A. (the "Loan Agreement"). The Loan Agreement provided the Company with $15 million in senior term financing, which was utilized to pay the cash portion of the Neuromed purchase price.
The Loan Agreement also expanded the Company's existing $3 million working capital line of credit to $5 million. The acquisition has been accounted for using the purchase method of accounting.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 1994 has been prepared as if the acquisition of Neuromed had occurred on that date. This balance sheet combines the balance sheet of Quest Medical at December 31, 1994 and the balance sheet of Neuromed at October 31, 1994.

The pro forma condensed consolidated statements of operations for the year ended December 31, 1994 and the three months ended March 31, 1995 have been prepared as if the acquisition of Neuromed had occurred at the beginning of the period presented. The pro forma condensed consolidated statement of operations for the year ended December 31, 1994 combines the statement of operations of Quest Medical for the twelve months ended December 31, 1994 and the statement of operations of Neuromed for the twelve months ended October 31, 1994. The pro forma condensed consolidated statement of operations for the three months ended March 31, 1995 combines the statement of operations of Quest Medical for the three months ended March 31, 1995 and the statement of operations of Neuromed for the three months ended January 31, 1995.

The unaudited pro forma condensed consolidated financial statements have been prepared based on estimates and assumptions deemed by the Company to be appropriate and do not purport to be indicative of the financial position or results of operations which would actually have been obtained had the acquisition occurred as presented in such statements or which may be obtained in the future. The unaudited interim financial statements of Neuromed have not been reviewed by the Company's independent public accountants nor have they performed any procedures with respect thereto. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements of Neuromed, Inc. included elsewhere herein, the consolidated financial statements and related notes of the Company, included in its Annual Report on Form 1O-KSB for the year ended December 31, 1994 and the Company's Quarterly Report on Form 1O-QSB for the quarterly period ended March 31, 1995.

NOTE B. PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma condensed consolidated balance sheet reflects the following adjustments;

         (1) To record payment of a loan receivable due from Neuromed's principal shareholder prior to closing of the transaction.

         (2) To record payment of certain Neuromed liabilities prior to closing of the transaction and distribution of the remaining cash at Neuromed to its principal shareholder.

         (3) To record borrowings under a First Amended and Restated Credit Agreement with NationsBank of Texas, N.A.

         (4) To record the purchase of all of the capital stock of Neuromed, Inc. for $15,200,000 cash and 833,333 shares of Quest common stock valued at $6,458,331.

         (5) To record acquisition-related expenses (including debt issuance cost) of $958,188 and the elimination of Neuromed's historical stockholders' equity and adjustment to other asset balances resulting from the allocation of purchase price. The excess of the purchase price over the carrying value of the net assets acquired has been allocated preliminarily to "intangible assets related to Neuromed, Inc. acquisition" on the pro forma balance sheet. A valuation and allocation of such intangible assets is being performed to determine their relative fair value. The preliminary purchase price allocation is subject to change when additional information concerning asset and liability valuations is obtained. Therefore, the final allocation will differ from the preliminary amounts recorded.

         (6) To reclass borrowings under Quest's working capital line to long-term debt in accordance with the terms of the First Amended and Restated Credit Agreement with NationsBank of Texas, N.A.

The accompanying unaudited pro forma condensed consolidated statements of operations reflect the following adjustments:

         (7) To adjust insurance expense resulting from increased products liability coverage on Neuromed products.

         (8) To adjust depreciation expense related to leasehold improvements of Neuromed's facility which were revalued at acquisition.

         (9) Elimination of salary, benefit, and travel and entertainment expense for two ex-officers of Neuromed, Mr. William Borkan (former principal owner of Neuromed) and Mr. Burt Borkan, who were not retained as employees.

         (10) To adjust amortization expense for Neuromed intangible assets which are being amortized over 20 years computed on a straight line method. A valuation and allocation of such intangible assets is being performed to determine their relative fair value. The preliminary purchase price allocation is subject to change when additional information concerning asset and liability valuations is obtained. Therefore, the final allocation will differ from the preliminary amounts recorded.

         (11) To adjust compensation expense resulting from a change in compensation program for key Neuromed employees.

         (12) To record consulting expense pursuant to a consulting agreement between Quest Medical and Mr. William Borkan.

         (13) Elimination of deferred compensation program for Mr. William Borkan, terminated at consummation of Neuromed acquisition.

         (14) Elimination of expenses pursuant to agreements obligating Neuromed to pay certain research and development expenses for affiliated companies, which were terminated at consummation of the Neuromed acquisition,

         (15) Elimination of royalty expense under an agreement between Mr. William Borkan and Neuromed, which was terminated at consummation of the Neuromed acquisition.

         (16) To adjust interest expense for borrowings utilized to purchase Neuromed, Inc. Average interest rate of approximately 9.50% (LIBOR plus 300 basis points).

         (17) To adjust amortization expense for financing costs incurred in securing financing to consummate the Neuromed acquisition.

         (18) To adjust income tax expense for the change in financial taxable income from the combination of Neuromed and Quest.